NOTICE OF AWARD

  To:             Philip M. Ford

  From: Human Resources and Ethics Committee of the Board of Directors of ESCO Electronics Corporation ( Committee )

  Subject:        Award of Restricted Shares

           1. Award. The Committee has awarded to you 9,000 Shares of Company Stock (as hereinafter defined), subject to the terms hereinafter set forth.

           2.  Terms. The following are the terms of the Award:

              a) During the period commencing on the date hereof and ending on September 30, 2001 (the Restriction Period ) you must remain employed by the Company. If during the Restriction Period you terminate employment for any reason other than death or disability, you will forfeit the shares of Company Stock awarded hereunder. If, during the Restriction Period, you terminate employment on account of death or disability (as determined by the Board), you (or your estate) shall become fully vested in the shares of Company Stock awarded hereunder and the employment requirement of this subparagraph (a) shall cease to apply.

              b) During the Restriction Period, the certificates representing the shares of Company Stock awarded hereunder shall be held by an escrow agent selected by the Company. At the end of the Restriction Period (or upon your earlier termination of employment on account of death or disability as determined under subparagraph (a), above, or upon a change of Control under the circumstances described in subparagraph (c), below) the escrow agent shall deliver such certificates to you (or to your estate). During the Restriction Period you will be entitled to all dividends paid on the shares of Company Stock awarded hereunder and you will be entitled to instruct the escrow agent how to vote such shares.

              c) If there is a Change of Control (as hereinafter defined) and you are employed by the Company on the date of the Change of Control, you will become fully vested in the shares of Company stock awarded hereunder and the employment requirement of subparagraph (b) shall cease to apply.

           3.  Definitions

               a)  Change of Control  shall mean:

                 i) The purchase or other acquisition (other than from the Company) by any persons, entity or group of persons, within the meaning of Section 13 (d) or 14(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act ) (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then-outstanding shares of Common Stock of the Company or the combined voting power of the Company s then-outstanding voting securities entitled to vote generally in the election of directors; or

                 ii) Individuals who, as of the date hereof, constitute the Board (as the date hereof, the Incumbent Board ) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

                 iii) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of respectively, the common stock and the combined voting power entitled to vote generally in the elections of directors of the reorganized, merged or consolidated corporations then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all substantially all of the assets of the Company.

               b) Company Stock means common stock of the Company as well as common stock trust receipts issued pursuant to the Deposit and Trust Agreement dated September 24, 1990 among the Company, Emerson Electric
  Co. and Boatmen s Trust Company, as Trustee

           4. Amendment. The Award may be amended by written consent between the Company and you.

  Executed this 22 day of May 1998

  ESCO ELECTRONICS CORPORATION

  BY: Deborah J. Hanlon

  ATTEST: D. J. Moore, Secretary

  AGREED TO AND ACCEPTED:

  Walter Stark